Exhibit 99.1
DCP MIDSTREAM REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS AND ANNOUNCES 2022 GUIDANCE
DENVER, February 9, 2022 (GLOBE NEWSWIRE) - Today, DCP Midstream, LP (NYSE: DCP) reported its financial results for the quarter and year ended December 31, 2021.
HIGHLIGHTS
•For the quarter and year ended December 31, 2021, DCP had net income attributable to partners of $315 million and $391 million, net cash provided by operating activities of $391 million and $646 million, adjusted EBITDA of $330 million and $1,291 million, and distributable cash flow of $219 million and $869 million.
•Generated $122 million and $500 million of excess free cash flow for the quarter and year ended December 31, 2021, after fully funding distributions and growth capital.
•Fourth quarter earnings benefited from favorable Gathering and Processing results driven by a 5% increase in Permian volumes versus the third quarter 2021 and strong performance from the DJ Basin.
•Dampened fourth quarter results driven by timing of:
◦Tax payments on Sand Hills and Southern Hills;
◦NGL marketing and gas storage opportunities and;
◦Costs and sustaining capital weighted into the fourth quarter.
•Exceeded the high end of 2021 financial guidance for adjusted EBITDA by $31 million and distributable cash flow by $59 million.
•Utilized ~110% increase in excess free cash flow from the year 2020 to achieve a bank leverage of 3.8 times, providing a clear path to a distribution raise and additional capital allocation opportunities in 2022.

FOURTH QUARTER AND YEAR END 2021 SUMMARY FINANCIAL RESULTS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited)
	(Millions, except per unit amounts)

Net income (loss) attributable to partners	$315	$86	$391	$(306)
Net income (loss) per limited partner unit - basic and diluted	$1.44	$0.34	$1.59	$(1.75)
Net cash provided by operating activities	$391	$308	$646	$1,099
Adjusted EBITDA(1)	$330	$289	$1,291	$1,252
Distributable cash flow(1)	$219	$178	$869	$850
Excess free cash flow(1)	$122	$85	$500	$237
(1)This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow, excess free cash flow, and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
"In 2021, our business exceeded all of our financial targets as we delivered adjusted EBITDA and distributable cash flow surpassing the high end of our financial guidance and record excess free cash flow for the partnership," said Wouter van Kempen, chairman, president, and CEO. "Our balanced portfolio and operational execution were key to this year's success as we generated $500 million of excess free cash flow and saw excellent performance from our G&P business, providing supply to our fully integrated value chain. As we quickly approach our stated 3.5 times leverage target we are on track to return additional capital to unitholders starting in the middle of 2022.”

2022 OUTLOOK
($ in Millions)	Forecast Ranges
Forecasted net income attributable to partners	$615	-	$765
Forecasted adjusted EBITDA(1)	$1,350	-	$1,500
Forecasted distributable cash flow(1)	$900		$1,010
Forecasted excess free cash flow(1)	$425	-	$585
Sustaining capital expenditures	$100	-	$140
Growth capital expenditures	$100	-	$150
(1) This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: forecasted adjusted EBITDA, forecasted distributable cash flow, and forecasted excess free cash flow. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.
DCP estimates the following 2022 annualized commodity sensitivities, including the effects of hedging:

Commodity	Price Target	Per unit change	After hedge impact ($ in Millions)
NGLs ($/gal)	$0.80	$0.01	$5
Natural Gas ($/MMBtu)	$3.50	$0.10	$2
Crude Oil ($/Bbl)	$70.00	$1.00	$3

DCP's 2022 guidance expectations include the following assumptions:
•Absolute debt reduction while continuing to strengthen the balance sheet
•Conservative commodity outlook with pricing and ethane recovery upside
•Moderate growth in Gathering and Processing volumes compared to 2021 driven by the DJ and Permian
•Slightly increased NGL pipeline volumes with potential for upside due to third party ethane recovery
•Increased costs driven by inflationary factors and regulatory spend, partially offset by contractual escalators
•Higher capital program driven by producer activity and targeted investments to the asset base
•Targeting 80-90% fee-based and hedged earnings while retaining favorable commodity upside

COMMON UNIT DISTRIBUTIONS
On January 24, 2022, DCP announced a quarterly common unit distribution of $0.39 per limited partner unit.
DCP generated distributable cash flow of $219 million and $869 million for the quarter and year ended December 31, 2021, respectively. Distributions declared were $81 million and $325 million for the quarter and year ended December 31, 2021, respectively.

FOURTH QUARTER 2021 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing segment net income attributable to partners for the three months ended December 31, 2021 and 2020 was $188 million and $158 million, respectively.
Adjusted segment EBITDA decreased to $161 million for the three months ended December 31, 2021, from $183 million for the three months ended December 31, 2020, reflecting lower earnings from NGL and gas marketing and lower distributions for Sand Hills and Southern Hills due to timing of tax payments, partially offset by an increase in Sand Hills, Southern Hills and Front Range volumes.
The following table represents volumes for the Logistics and Marketing segment:

			Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Three Months Ended December 31, 2020
NGL Pipeline	% Owned	Net Pipeline Capacity (MBbls/d)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)
Sand Hills	67%	333	289	285	257
Southern Hills	67%	128	122	112	108
Front Range	33%	87	71	65	57
Texas Express	10%	37	21	18	21
Other	Various	310	189	188	167
Total		895	692	668	610

Gathering and Processing
Gathering and Processing segment net income attributable to partners for the three months ended December 31, 2021 and 2020 was $279 million and $85 million, respectively.
Adjusted segment EBITDA increased to $237 million for the three months ended December 31, 2021, from $181 million for the three months ended December 31, 2020, reflecting higher commodity prices, higher wellhead volumes in the North and Midcontinent, partially offset by lower volumes in the South, lower gathering and processing margins, and higher operating and maintenance expenses.

The following table represents volumes for the Gathering and Processing segment:

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Three Months Ended December 31, 2020
System	Net Plant/Treater Capacity (MMcf/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)
North	1,580	1,556	1,567	1,510
Midcontinent	1,110	852	826	804
Permian	1,100	1,003	958	1,014
South	1,630	740	870	1,114
Total	5,420	4,151	4,221	4,442

CREDIT FACILITIES AND DEBT
DCP has two credit facilities with up to $1.75 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.
•DCP has a $1.4 billion senior unsecured revolving credit agreement, or the Credit Agreement, that matures on December 9, 2024. As of December 31, 2021, total unused borrowing capacity under the Credit Agreement was $1,383 million net of $17 million of letters of credit.
•DCP has an accounts receivable securitization facility that provides up to $350 million of borrowing capacity that matures August 12, 2024. As of December 31, 2021, DCP had $260 million of outstanding borrowings under the accounts receivable securitization facility.
As of December 31, 2021, DCP had $5.4 billion of total consolidated principal debt outstanding. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the twelve months ended December 31, 2021, DCP's leverage ratio was 3.8 times. The effective interest rate on DCP's overall debt position, as of December 31, 2021, was 5.23%.
CAPITAL EXPENDITURES AND INVESTMENTS
During the quarter and year ended December 31, 2021, DCP had expansion capital expenditures and equity investments totaling $16 million and $43, and sustaining capital expenditures totaling $23 million and $67 million, respectively.
FOURTH QUARTER 2021 EARNINGS CALL
DCP will host a conference call webcast tomorrow, February 10, 2022, at 10:00 a.m. ET, to discuss its fourth quarter and full year earnings and 2022 guidance. The live audio webcast of the conference call and presentation slides can be accessed through the Investors section on the DCP website at www.dcpmidstream.com, and the conference call can be accessed by dialing (844) 233-0113 in the United States or (574) 990-1008 outside the United States. The conference ID number is 1862579. An audio webcast replay, presentation slides, and transcript will also be available by accessing the Investors section on the DCP website.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow, excess free cash flow, adjusted segment EBITDA, forecasted adjusted

EBITDA, forecasted distributable cash flow, and forecasted excess free cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:
•financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;
•DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;
•viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;
•performance of DCP's business excluding non-cash commodity derivative gains or losses; and
•in the case of adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and pay capital expenditures.
DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment.

DCP defines distributable cash flow as adjusted EBITDA less sustaining capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
DCP defines excess free cash flow as distributable cash flow, as defined above, less distributions to limited partners, less expansion capital expenditures, net of reimbursable projects, and contributions to equity method investments, and less certain other items. Expansion capital expenditures are cash expenditures to increase DCP's cash flows, operating or earnings capacity. Expansion capital expenditures add on to or improve the capital assets owned, or acquire or construct new gathering lines and well connects, treating facilities, processing plants, fractionation facilities, pipelines, terminals, docks, truck racks, tankage and other storage, distribution or transportation facilities and related or similar midstream assets.
Sustaining capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Sustaining capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders. Excess free cash flow is used as a supplemental liquidity and performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, and is useful to investors and management as a measure of our ability to generate cash. Once business needs and obligations are met, including cash reserves to provide funds for distribution payments on our units and the proper conduct of our business, which includes cash reserves for future capital expenditures and anticipated credit needs, this cash can be used to reduce debt, reinvest in the company for future growth, or return to unitholders.
ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers, and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.
CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:
Mike Fullman
mfullman@dcpmidstream.com
303-605-1628

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$3,248	$1,660	$10,786	$5,691
Transportation, processing and other	152	125	539	455
Trading and marketing gains (losses), net	77	—	(618)	156
Total operating revenues	3,477	1,785	10,707	6,302
Purchases and related costs	(2,878)	(1,405)	(9,265)	(4,743)
Operating and maintenance expense	(177)	(160)	(659)	(607)
Depreciation and amortization expense	(91)	(92)	(364)	(376)
General and administrative expense	(65)	(80)	(223)	(253)
Asset impairments	(11)	—	(31)	(746)
Loss on sale of assets, net	(4)	—	(5)	—
Restructuring costs	—	—	—	(9)
Other income (expense)	1	(3)	5	(15)
Total operating costs and expenses	(3,225)	(1,740)	(10,542)	(6,749)
Operating income (loss)	252	45	165	(447)
Interest expense, net	(72)	(76)	(299)	(302)
Earnings from unconsolidated affiliates	142	116	535	447
Income tax expense	(6)	2	(6)	—
Net income attributable to noncontrolling interests	(1)	(1)	(4)	(4)
Net income (loss) attributable to partners	315	86	391	(306)
Series A preferred partner's interest in net income	(9)	(9)	(37)	(37)
Series B preferred partner's interest in net income	(3)	(4)	(13)	(13)
Series C preferred partner's interest in net income	(2)	(2)	(9)	(9)
Net income (loss) allocable to limited partners	$301	$71	$332	$(365)
Net income (loss) per limited partner unit — basic and diluted	$1.44	$0.34	$1.59	$(1.75)
Weighted-average limited partner units outstanding — basic	208.4	208.4	208.4	208.3
Weighted-average limited partner units outstanding — diluted	208.6	208.7	208.6	208.3

	December 31,	December 31,
	2021	2020
	(Millions)
Cash and cash equivalents	$1	$52
Other current assets	1,748	956
Property, plant and equipment, net	7,701	7,993
Other long-term assets	3,930	3,956
Total assets	$13,380	$12,957

Current liabilities	$1,655	$1,116
Current debt	355	505
Long-term debt	5,078	5,119
Other long-term liabilities	416	356
Partners' equity	5,851	5,834
Noncontrolling interests	25	27
Total liabilities and equity	$13,380	$12,957

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income (loss) attributable to partners	$315	$86	$391	$(306)
Interest expense, net	72	76	299	302
Depreciation, amortization and income tax expense, net of noncontrolling interests	98	89	369	375
Distributions from unconsolidated affiliates, net of earnings	—	26	69	184
Asset impairments	11	—	31	746
Other non-cash charges	5	1	7	6
Non-cash commodity derivative mark-to-market	(171)	11	125	(55)
Adjusted EBITDA	330	289	1,291	1,252
Interest expense, net	(72)	(76)	(299)	(302)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(23)	(22)	(67)	(45)
Distributions to preferred limited partners (b)	(14)	(15)	(59)	(59)
Other, net	(2)	2	3	4
Distributable cash flow	219	178	869	850
Distributions to limited partners	(81)	(81)	(325)	(406)
Expansion capital expenditures and equity investments, net of reimbursable projects	(16)	(12)	(43)	(205)
Other, net	—	—	(1)	(2)
Excess free cash flow	$122	$85	$500	$237

Net cash provided by operating activities	$391	$308	$646	$1,099
Interest expense, net	72	76	299	302
Net changes in operating assets and liabilities	45	(108)	244	(73)
Non-cash commodity derivative mark-to-market	(171)	11	125	(55)
Other, net	(7)	2	(23)	(21)
Adjusted EBITDA	330	289	1,291	1,252
Interest expense, net	(72)	(76)	(299)	(302)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(23)	(22)	(67)	(45)
Distributions to preferred limited partners (b)	(14)	(15)	(59)	(59)
Other, net	(2)	2	3	4
Distributable cash flow	219	178	869	850
Distributions to limited partners	(81)	(81)	(325)	(406)
Expansion capital expenditures and equity investments, net of reimbursable projects	(16)	(12)	(43)	(205)
Other, net	—	—	(1)	(2)
Excess free cash flow	$122	$85	$500	$237
(a) Excludes reimbursements for leasehold improvements
(b) Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$188	$158	$596	$777
Non-cash commodity derivative mark-to-market	(28)	(3)	19	(78)
Depreciation and amortization expense	3	4	12	13
Distributions from unconsolidated affiliates, net of earnings	—	24	56	106
Asset impairments	—	—	13	—
Other charges	(2)	—	(2)	2
Adjusted segment EBITDA	$161	$183	$694	$820

Operating and financial data:
NGL pipelines throughput (MBbls/d)	692	610	652	661
NGL fractionator throughput (MBbls/d)	57	54	52	55
Operating and maintenance expense	$9	$12	$38	$36

Gathering and Processing Segment:
Financial results:
Segment net income (loss) attributable to partners	$279	$85	$347	$(499)
Non-cash commodity derivative mark-to-market	(143)	14	106	23
Depreciation and amortization expense, net of noncontrolling interest	83	80	324	332
Distributions from unconsolidated affiliates, net of losses	—	2	13	78
Asset impairments	11	—	18	746
Other charges	7	—	9	3
Adjusted segment EBITDA	$237	$181	$817	$683

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,151	4,442	4,196	4,558
NGL gross production (MBbls/d)	417	414	398	400
Operating and maintenance expense	$160	$143	$603	$554

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Twelve Months Ended
	December 31, 2022
	Low	High
	Forecast	Forecast
	(millions)
Reconciliation of Non-GAAP Measures:
Forecasted net income attributable to partners	$615	$765
Distributions from unconsolidated affiliates, net of earnings	100	100
Interest expense, net of interest income	285	285
Income taxes	5	5
Depreciation and amortization, net of noncontrolling interests	355	355
Non-cash commodity derivative mark-to-market and other	(10)	(10)
Forecasted adjusted EBITDA	1,350	1,500
Interest expense, net of interest income	(285)	(285)
Sustaining capital expenditures, net of reimbursable projects	(100)	(140)
Preferred unit distributions ***	(60)	(60)
Other, net	(5)	(5)
Forecasted distributable cash flow	900	1,010
Distributions to limited partners and general partner	(325)	(325)
Expansion capital expenditures and equity investments	(150)	(100)
Forecasted excess free cash flow	$425	$585
*** Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.